UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2005

ACCREDITED HOME LENDERS HOLDING CO.

(Exact name of registrant as specified in its charter)

Delaware	000-50179	04-3669482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science, San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 676-2100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

In compliance with a Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K issued November 23, 2004, the Company is disclosing the following items which the Securities and Exchange Commission may deem to be material definitive agreements.

2005 Named Executive Officer Salaries. On February 3, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Accredited Home Lenders Holding Co. (the “Company”) approved the annual base salaries (effective as of February 1, 2005) of the Company’s executive officers after a review of performance and competitive market data. The following table sets forth the annual base salary levels for 2004 and 2005 of the Company’s Named Executive Officers (which officers were determined by reference to the Company’s proxy statement, dated April 21, 2004):

NAME AND POSITION	YEAR	BASE SALARY
James A. Konrath Chairman and Chief Executive Officer	2005 2004	$ $	425,000 360,000

Ray W. McKewon Executive Vice President, Secretary and Director	2005 2004		425,000 360,000

Joseph J. Lydon President and Chief Operating Officer	2005 2004		425,000 360,000

Jeffrey W. Crawford Director of Operations	2005 2004		269,600 234,432

James M. Pathman Chief Information Officer	2005 2004		200,400 189,000

Annual Management Incentive Plans. On February 3, 2005 at a meeting of the Committee, the Committee approved the terms of the Company’s 2005 Management Incentive Plan (the “2005 Incentive Plan”). The 2005 Incentive Plan is intended to provide incentives to members of management and other key employees, including the Company’s executive officers, in the form of both cash and restricted stock awards for achieving certain performance goals established under the 2005 Incentive Plan.

The design of the Company’s 2005 Incentive Plan is substantially similar to the Company’s 2004 and other prior year incentive plans, and all such plans reward achievement at specified levels of Company net income and individual performance. The maximum level of awards which may be granted under the 2005 Incentive Plan, just as under the 2004 predecessor plan, are established based on the prior years’ maximum levels and competitive information regarding executive compensation at peer group companies.

Under the 2005 Incentive Plan, just as the Company had done under the 2004 predecessor plan, each eligible participant, based on such participant’s position with the Company, may be awarded a cash bonus and a restricted stock grant, expressed as a percentage of the participant’s base salary. Depending on corporate financial performance and individual performance, each eligible participant who is an executive officer (Messrs. Konrath, McKewon, Lydon and Crawford) may earn a cash bonus equal to 0% to 125% of the participant’s base salary and a restricted stock grant equal to 0% to 290% (and such additional amounts as described in the attached plan) of the participant’s base salary. In addition, and also depending on corporate financial performance and individual performance, each eligible participant who is a member of senior management (including James Pathman) may earn a cash bonus equal to 0% to 70% of the participant’s base salary and a restricted stock grant equal to 0% to 103% (and such additional amount as described in the attached plan) of the participant’s base salary. The two main components of each year’s incentive plan include a corporate financial component and an individual performance component. The weighting of each of these components is determined solely in the discretion of the Committee based upon each year’s corporate and individual performance.

•	The corporate financial component includes a comparison of corporate net income after taxes to the 2005 operating plan goals.

•	The individual performance component measure is determined during the Company’s annual performance appraisal process.

The Committee’s approval of the terms of the 2005 Incentive Plan shall not be deemed to create an enforceable agreement between the Company and any eligible participant, and the Committee retains discretion to make changes in the plan design and plan participation at any time without prior notice to any eligible participant. No rights to any cash awards shall be deemed to exist unless and until the Committee or, with respect to non-executive officers, the Company, authorizes payment of any awards under the 2005 Incentive Plan following the completion of any fiscal year measurement periods and only after each eligible participant has satisfied the 2005 Incentive Plan’s applicable participation requirements. A copy of the 2005 Incentive Plan is filed as exhibit 99.1.

Non-employee Director Compensation. On January 28, 2005, the Board of Directors (the “Board”) of the Company approved an amendment to its compensation structure for non-employee director members of the Company’s Audit Committee effective for meetings following January 28, 2005. In particular, the Chair of the Audit Committee will receive a $4,000 per meeting fee while non-chair members of the Audit Committee will receive $2,000 per meeting fee. In addition, all non-employee directors, including members of the Audit Committee, will receive an annual retainer of $25,000. The Company also has a lead director (Gary M. Erickson) that receives an additional annual retainer of $25,000. All other non-employee directors will continue to receive $1,500 per Board meeting and $1,000 per committee meeting for each meeting attended and each non-Audit Committee chairperson will continue to receive an additional $1,000 per committee meeting attended.

The Company reimburses all non-employee directors for expenses incurred to attend meetings of the Board or its committees, promptly after such expense is incurred. The Company’s 2002 Stock Option Plan (the “2002 Plan”) provides for an initial, automatic grant of an option to purchase 17,500 shares of our common stock. The 2002 Plan also provides for an annual grant of an option to purchase 7,500 shares of our common stock to each non-employee director on the date of each annual meeting of the stockholders. Notwithstanding the foregoing, a non-employee director granted an initial option on, or within a period of six months prior to, the date of an annual meeting of stockholders will not be granted an annual option with respect to that annual stockholders’ meeting. Each initial and annual option will have an exercise price per share equal to the fair market value of a share of our common stock on the date of grant and will have a term of ten years. Both the initial options and the annual options granted to newly elected or appointed non-employee directors will vest and become exercisable in four substantially equal installments on each of the four anniversaries of the date of grant of the option. All automatic non-employee director options granted under the 2002 Plan will be nonstatutory stock options. They must be exercised, if at all, within 12 months after a non-employee director’s termination of service with us by reason of death or disability and otherwise within three months after termination of service, but in no event later than the expiration of the option’s term. In the event of our merger with another corporation or another change in control event, all automatic non-employee director options will become fully vested and exercisable.

In response to changing industry practices and competitive pressures, the Board conducted, in 2004, a review of the retention and incentive practices of certain of the Company’s competitors and peers. Following that review, the Board determined that the outside director retention goals of the Company were better met through an annual grant of restricted shares of Company common stock under the Company’s Deferred Compensation Plan (“DCP”) in lieu of the annual grant of options to purchase 7,500 shares of common stock under the 2002 Plan. Consequently, in March 2004, the Board approved annual grants of shares of common stock under the DCP with a dollar value equivalent of $90,000 for each non-employee director. For non-employee directors currently serving on the Board, the grants will occur annually on February 14, the anniversary of the effective date of the Company’s initial public offering. New non-employee directors are entitled to receive the restricted share grant on the first, and each subsequent, anniversary of their initial date of joining the Board. Each of the restricted share grants vests upon the second anniversary of its date of grant. In order to receive the restricted share grant(s), each non-employee director is required to sign a waiver of his or her right to receive the annual option grant under the 2002 Plan.

A copy of the summary sheet outlining the current terms of director compensation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Accredited Home Lenders Holding Co. 2005 Management Incentive Plan

99.2	Summary of Board of Director Compensation for Accredited Home Lenders Holding Co., as approved on January 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.
(Registrant)
Date February 3, 2005
/s/ JAMES A. KONRATH
James A. Konrath
Chief Executive Officer

Exhibit Index

Exhibit	Description
99.1	Accredited Home Lenders Holding Co. 2005 Management Incentive Plan

99.2	Summary of Board of Director Compensation for Accredited Home Lenders Holding Co., as approved on January 28, 2005